Exhibit 99.3

Certification Pursuant to Section 906
of Sarbanes-Oxley Act of 2002

We, Harris A. Shapiro and Irene J. Marino, do hereby certify that:

1.                                       This annual report of PerfectData Corporation containing the financial statements for the year ended March 31, 2003 and 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

2.                                       The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.

Date: June 23, 2003

/s/ Harris A. Shapiro
Harris A. Shapiro
Chairman of the Board and
Chief Executive Officer

/s/ Irene J. Marino
Irene J. Marino
Vice President, Finance,
Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be retained by PerfectData Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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